Exhibit 99.1

GlobalSCAPE, Inc. honored with two 2015 Info Security Products Guide’s Global Excellence Awards

Enhanced File TransferTM and Mail Express awarded with Gold and Bronze honors respectively

SAN ANTONIO – May 4, 2015 – GlobalSCAPE, Inc. (NYSE MKT: GSB), a leading developer of secure information exchange solutions, announced today that Info Security Products Guide, the industry's leading information security research and advisory guide, has named Enhanced File Transfer (EFT) 7.0 a Gold winner of the 2015 Global Excellence Awards for the Compliance category. Globalscape also was awarded with a Bronze distinction for its Mail Express v4.0 solution in the Email Security and Management category.

The 11th Annual 2015 Global Excellence Awards honor excellence in every facet of the industry including products, people behind the successes and best companies.

EFT is a secure managed file transfer solution that provides organizations with control over their data with military grade security, high availability and it scales from the smallest regional businesses to the largest global enterprises. Whereas Mail Express allows users to send sensitive files – of any size – easily and transparently, through Microsoft Outlook or a web browser.

SUPPORTING QUOTE:
James L. Bindseil, President and CEO, Globalscape
“The recognition of EFT and Mail Express by Info Security Products Guide is a positive reflection of how the time and effort that our teams put into the products we create ultimately pays off. We strive to provide our current and potential customers with the best products to manage their data – while keeping it secure at rest or in motion.”

About Info Security Products Guide
Info Security Products Guide sponsors leading conferences and expos worldwide and plays a vital role in keeping end-users informed of the choices they can make when it comes to protecting their digital resources. It is written expressly for those who are adamant on staying informed of security threats and the preventive measure they can take. You will discover a wealth of information in this guide including tomorrow's technology today, best deployment scenarios, people and technologies shaping info security and market research that facilitate in making the most pertinent security decisions. The Info Security Products Guide Awards recognize and honor excellence in all areas of information security. To learn more, visit www.infosecurityproductsguide.com and stay secured.

About Globalscape
San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE MKT: GSB) ensures the reliability of mission-critical operations by securing sensitive data and intellectual property. Globalscape’s suite of solutions features EFT, the industry-leading enterprise file transfer solution that delivers military-grade security and a customizable platform for achieving best in class control and visibility of data in motion or at rest, across multiple locations. Founded in 1996, Globalscape is a leading enterprise solution provider of secure information exchange software and services to thousands of customers, including global enterprises, governments and small businesses. For more information, visit Globalscape, or subscribe to our Blog or Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2014 fiscal year, filed with the Securities and Exchange Commission on March 30, 2015.

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